RICHARDSON & PATEL LLP
10900 Wilshire Boulevard
Suite 500
Los Angeles, California 90024
Telephone (310) 208-1183
Facsimile (310) 208-1154

July 29, 2010

Board of Directors
CyberDefender Corporation
617 West 7th Street, 10th Floor
Los Angeles, California 90017

Re:	CyberDefender Corporation
Registration Statement on Form S-3
$40,000,000 Aggregate Offering Price of
Securities of CyberDefender Corporation

Gentlemen:

We have acted as counsel for CyberDefender Corporation, a Delaware corporation (the “Company”), in connection with the filing on June 30, 2010, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of up to $40,000,000 in aggregate offering price of securities for sale from time to time.  The Registration Statement was amended on July 29, 2010.  Together, the Registration Statement and the amendment are referred to in this letter as the “Registration Statement”.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as expressly stated herein with respect to the issuance of the Common Stock, the Preferred Stock and the Warrants to Purchase Common Stock or Preferred Stock (each as defined below).

We have reviewed the Registration Statement, which includes a base prospectus (the “Prospectus”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).  The Registration Statement registers the offering by the Company of (i) shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company, (ii) one or more series of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company and (iii) warrants to purchase either Common Stock or Preferred Stock of the Company (the “Warrants”).  The Common Stock, Preferred Stock and Warrants plus any additional Common Stock, Preferred Stock and Warrants that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement are collectively referred to herein as the “Securities.”  The Preferred Stock may be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock or into other securities.

Board of Directors
CyberDefender Corporation
July 29, 2010

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.           When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.           When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.           When a Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Board of Directors
CyberDefender Corporation
July 29, 2010

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) provisions purporting to make a guarantor primarily liable rather than as a surety, (n) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (o) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (p) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each document provided to us for the purpose of rendering this opinion will be duly authorized, executed and delivered by the parties thereto, (ii) that each document will constitute a legally valid and binding obligation of the parties thereto, enforceable against each of them in accordance with their respective terms, and (iii) that the status of each document as a legally valid and binding obligation of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Board of Directors
CyberDefender Corporation
July 29, 2010

We bring your attention to the fact that Richardson & Patel LLP and certain of the attorneys in this firm who have rendered, and will continue to render, legal services to the Company hold securities of the Company immediately prior to the filing of the Registration Statement.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

/s/ Richardson & Patel llp

RICHARDSON & PATEL llp